UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025

SideChannel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28745	86-0837077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

146 Main Street, Suite 405, Worcester, MA 01608

(Address of principal executive offices) (Zip Code)

(508) 925-0114

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointments of Directors

On December 8, 2025, SideChannel, Inc. (the “Company”) appointed Anna Seacat to the Company’s board of directors (“Board”).

Set forth below is the biographical summary of Ms. Seacat.

Ms. Seacat brings more than a decade of marketing and technology leadership experience spanning cybersecurity, enterprise software, and regulated industries. From December 2022 to June 2025, she served as Chief Marketing Officer of DeepSeas, a cybersecurity company specializing in managed detection and response, threat intelligence, and advisory services for cyber resilience. Earlier, she held senior marketing leadership roles at Proxy, an identification-technology company, and at Ascension, one of the nation’s largest nonprofit health systems. Ms. Seacat has led the launch of multiple technology solutions and brands, including new cybersecurity offerings and an AI-based IoT platform at IBM, and she is known for applying design-thinking principles to translate complex technologies into narratives that drive adoption and growth. Her experience also includes entrepreneurial and agency work across hospitality and aviation, further strengthening her operational versatility and customer-centric approach. She holds a Bachelor of Arts in Communication from Indiana University, a Master of Science in Marketing from Southern New Hampshire University, and Graduate Certificates in Search and Social Media Marketing. She currently serves as an Adjunct Instructor at Marian University’s School of Business.

Ms. Seacat will receive $3,750 for each fiscal quarter in which she serves. Such payments will be made in cash.

There are no family relationships between Ms. Seacat and any of the Company’s existing directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Ms. Seacat and any other persons pursuant to which Ms. Seacat was appointed a director of the Company, as applicable. There are no related party transactions involving Ms. Seacat that are reportable under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On December 9, 2025, the Company issued a press release announcing the addition of Ms. Seacat to the Board. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SideChannel, Inc.

Date: December 9, 2025	By:	/s/ Brian Haugli
	Name:	Brian Haugli
	Title:	Chief Executive Officer